UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 20, 2006, the Interpublic Group of Companies, Inc. (“Interpublic”) entered into a separation agreement and release (the “Separation Agreement”) with Nicholas Cyprus in connection with the termination of Mr. Cyprus’s employment, effective March 31, 2006, as Interpublic’s Senior Vice President, Controller and Chief Accounting Officer. The Board of Directors of Interpublic has appointed Christopher Carroll to succeed Mr. Cyprus as Senior Vice President, Controller and Chief Accounting Officer.

The payments and benefits to be provided to Mr. Cyprus under the Separation Agreement are in full satisfaction of any obligations Interpublic may have to Mr. Cyprus under the Employment Agreement entered into between Mr. Cyprus and Interpublic on May 24, 2004 (the “Employment Agreement”). The following summarizes the principal terms of the Separation Agreement, but this summary is qualified in its entirety by the Separation Agreement that is attached as Exhibit 10.1.

Pursuant to the Separation Agreement, Interpublic will provide Mr. Cyprus with the following payments and benefits: (a) two years’ base salary, (b) incentive equivalent payments of $241,750 on April 1, 2007 and 2008 and $60,438 on April 1, 2009, (c) continued or, in certain cases, accelerated, vesting of restricted stock, performance awards and certain stock options previously issued to Mr. Cyprus, (d) immediate vesting of 69,881 restricted shares of Interpublic common stock issued to Mr. Cyprus on May 24, 2004 and the unvested portion of the options issued to Mr. Cyprus on May 24, 2004, (e) a miscellaneous allowance of $45,000 per year for two years following the termination of Mr. Cyprus’s employment, unless Mr. Cyprus obtains new employment and becomes entitled to certain perquisites from such new employer during the two-year period, (f) a lump-sum cash payment equivalent to the maximum matching contributions that Interpublic would have made to Mr. Cyprus under Interpublic’s tax-qualified defined contribution plan during the two years following the termination of his employment, (g) cash payments in lieu of Mr. Cyprus’s continued participation in certain disability plans maintained by Interpublic and certain life insurance coverage, (h) continued coverage under Interpublic’s medical plan, (i) a credit to Mr. Cyprus’s account under Interpublic’s Capital Accumulation Plan of $80,000 on December 31, 2006, and full vesting of Mr. Cyprus’s account on May 14, 2007, and (j) reimbursement for legal fees actually incurred by Mr. Cyprus in connection with the negotiation of the Separation Agreement, up to $20,000.

Pursuant to the Separation Agreement, Mr. Cyprus has acknowledged and reaffirmed his continuing confidentiality, non-competition and non-solicitation obligations to Interpublic under his Employment Agreement, and has also agreed not to solicit clients or employees of Interpublic, or commence employment with any entity that competes directly with a material business of Interpublic as a primary business activity during the two-year period following the termination of his employment. The Separation Agreement also includes a release of claims by Mr. Cyprus.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.1	Separation Agreement and General Release, dated March 20, 2006, between Interpublic and Nicholas Cyprus.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: March 24, 2006	By:	/s/ Nicholas J. Camera
Nicholas J. Camera
Senior Vice President, General Counsel and Secretary

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